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                                                                   Exhibit 11.01




          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

        For the Three-Months and Six-Months Ended June 30, 1999 and 1998
                  (Dollars in Thousands, Except Per Share Data)


                                                 Three-Months Ended                 Six-Months Ended
                                                      June 30,                           June 30,
                                            ----------------------------      ----------------------------
                                                1999            1998             1999              1998
                                            -----------      -----------      -----------      -----------

Net earnings                                $    41,273      $    36,356      $    49,213      $    38,992
                                            ===========      ===========      ===========      ===========

Weighted average number of
shares outstanding:
         Basic earnings per share            46,684,229       46,475,007       46,659,901       46,345,940
         Effect of dilutive securities          346,682          357,361          306,548          275,686
                                            -----------      -----------      -----------      -----------
         Diluted earnings per share          47,030,911       46,832,368       46,966,449       46,621,626
                                            ===========      ===========      ===========      ===========


Net earnings per share - basic              $      0.88      $      0.78      $      1.05      $      0.84
                                            ===========      ===========      ===========      ===========
                       - diluted            $      0.88      $      0.78      $      1.05      $      0.84
                                            ===========      ===========      ===========      ===========



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